                                                                      Exhibit 11

                       AMC ENTERTAINMENT INC. AND SUBSIDIARIES
                STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
                       YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND
               YEARS (52 WEEKS) ENDED MARCH 28, 1996 AND MARCH 30, 1995
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          1997               1996                1995
---------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:
Net earnings before extraordinary item                $  18,995           $  27,371           $  33,978
Extraordinary item                                            -             (19,350)                  -
                                                       --------            --------            --------

Net earnings                                             18,995               8,021              33,978
Preferred dividends                                      (5,907)             (7,000)             (7,000)
                                                       --------            --------            --------

Net earnings for common shares                        $  13,088           $   1,021           $  26,978
                                                       --------            --------            --------
                                                       --------            --------            --------

Average shares for primary earnings per share:
  Weighted average number of shares outstanding          17,489              16,513              16,456
  Stock options and other dilutive items                    237                 282                 137
                                                       --------            --------            --------

  Total shares outstanding                               17,726              16,795              16,593
                                                       --------            --------            --------
                                                       --------            --------            --------

Primary earnings per share before extraordinary item  $     .74           $    1.21           $    1.63
                                                       --------            --------            --------
                                                       --------            --------            --------

Primary earnings per share                            $     .74           $     .06           $    1.63
                                                       --------            --------            --------
                                                       --------            --------            --------

FULLY DILUTED EARNINGS PER SHARE:

Net earnings before extraordinary item                $  18,995           $  27,371           $  33,978
Extraordinary item                                            -             (19,350)                  -
                                                       --------            --------            --------

Net earnings                                             18,995               8,021              33,978
Preferred dividends                                      (5,907)             (7,000)                n/a
                                                       --------            --------            --------

Net earnings for common shares                        $  13,088           $   1,021           $  33,978
                                                       --------            --------            --------
                                                       --------            --------            --------

Average shares for fully diluted earnings per share:
  Weighted average number of shares outstanding          17,489              16,513              16,456
  Stock options and other dilutive items                    451                 518                 157
  Shares issuable upon conversion of preferred stock        n/a                 n/a               6,896
                                                       --------            --------            --------

  Total shares outstanding                               17,940              17,031              23,509
                                                       --------            --------            --------
                                                       --------            --------            --------

Fully diluted earnings per share
 before extraordinary item                            $    .73(1)         $    1.20(1)        $    1.45(2)
                                                       --------            --------            --------
                                                       --------            --------            --------

Fully diluted earnings per share                      $    .73(1)         $    0.06(1)        $    1.45(2)
                                                       --------            --------            --------
                                                       --------            --------            --------

(1) Fully diluted earnings per share for 1997 and 1996 excludes conversion of preferred stock.
(2) Fully diluted earnings per share for 1995 includes conversion of preferred stock.

                     AMC ENTERTAINMENT INC. AND SUBSIDIARIES
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            (Unaudited)
                                                            Thirty-nine
                                                            Weeks Ended
                                                      December 26,  December 28,
                                                          1996           1995
                                                          ----           ----

PRIMARY EARNINGS PER SHARE

Net earnings before extraordinary item                   $ 10,811    $ 20,348
Extraordinary item                                              -     (19,350)
                                                         --------    --------

Net earnings                                               10,811         998
Preferred dividends                                        (4,454)     (5,250)
                                                         --------    --------

Net earnings (loss) for common shares                    $  6,357    $ (4,252)
                                                         --------    --------
                                                         --------    --------
Average shares for primary earnings per share:
  Weighted average number of shares outstanding            17,410      16,509
  Stock options whose effect is dilutive                      249         286
                                                         --------    --------
  Total shares outstanding                                 17,659      16,795
                                                         --------    --------
                                                         --------    --------
Primary earnings per share before extraordinary item     $    .36    $    .90
                                                         --------    --------
                                                         --------    --------
Primary earnings (loss) per share                        $    .36    $   (.25)
                                                         --------    --------
                                                         --------    --------

FULLY DILUTED EARNINGS PER SHARE

Net earnings before extraordinary item                   $ 10,811    $ 20,348
Extraordinary item                                              -     (19,350)
                                                         --------    --------

Net earnings                                               10,811         998
Preferred dividends                                        (4,454)     (5,250)
                                                         --------     -------

Net earnings (loss) for common shares                    $  6,357    $ (4,252)
                                                         --------    --------
Average shares for fully diluted earnings per share:
  Weighted average number of shares outstanding            17,410      16,509
  Stock options and awards whose effect is dilutive           451         413
  Shares issuable upon conversion of preferred stock          N/A         N/A
                                                         --------    --------

  Total shares outstanding                                 17,861      16,922
                                                         --------    --------
                                                         --------    --------
Fully diluted earnings per share before
  extraordinary item                                     $    .36(1) $    .89(1)
                                                         --------    --------
                                                         --------    --------

Fully diluted earnings (loss) per share                  $    .36(1)    (.25)(1)
                                                         --------    --------
                                                         --------    --------

(1) Shares from conversion of preferred stock are excluded from the fully diluted earnings per share calculation because they are anti-dilutive.